UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 11, 2015 (March 10, 2015)

Date of Report (Date of earliest event reported):

ALLERGAN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10269	95-1622442
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 Dupont Drive

Irvine, California 92612

(Address of Principal Executive Offices, including Zip code)

(714) 246-4500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On March 10, 2015, Allergan, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”) to consider certain proposals related to the Agreement and Plan of Merger (the “Merger Agreement”), dated November 16, 2014 by and among the Company, Actavis plc (“Actavis”) and Avocado Acquisition Inc. (“Merger Sub”), which provides, among other things and subject to the terms and conditions set forth therein, that Merger Sub will be merged with the Company (the “Merger”), with the Company continuing as the surviving corporation.

As of January 22, 2015, the record date for the Special Meeting, there were 299,776,882 shares of Company common stock outstanding, each of which was entitled to one vote for each proposal at the Special Meeting. At the Special Meeting, a total of 252,595,646 shares of Company common stock, representing approximately 84.3% of outstanding shares entitled to vote, were present in person or by proxy, constituting a quorum to conduct business.

At the Special Meeting, the following proposals were considered:

(1)	The adoption of the Merger Agreement;

(2)	The approval of the adjournment of the Special Meeting to another date and place if necessary or appropriate to solicit additional votes in favor of the adoption of the Merger Agreement; and

(3)	The approval, on a non-binding, advisory basis, of the compensation to be paid to the Company’s named executive officers that is based on or otherwise relates to the Merger.

All of the proposals were approved by the requisite vote of the Company’s stockholders. The final voting results for each proposal are described below. For more information on each of these proposals, see the Joint Proxy Statement/Prospectus for the Special Meeting, filed by the Company with the Securities Exchange Commission on January 27, 2015.

1.	Proposal to adopt the Merger Agreement:

	For	Against		Abstain	Broker-Non-Votes
	251,015,545	430,480	X	1,109,621	40,000

2.	Proposal to approve the adjournment of the Special Meeting to another date and place if necessary or appropriate to solicit additional votes in favor of the adoption of the Merger Agreement:

	For	Against		Abstain	Broker-Non-Votes
	234,016,501	17,729,183	X	849,962	—

Although Proposal 2 was approved, adjournment of the Special Meeting was not necessary or appropriate because there were sufficient votes at the time of the Special Meeting to adopt the

Merger Agreement.

3.	Proposal to approve, on a non-binding, advisory basis, the compensation to be paid to the Company’s named executive officers that is based on or otherwise relates to the Merger:

	For	Against	Abstain	Broker-Non-Votes
	238,811,152	12,690,375	1,094,119	0

Item 8.01. Other Events.

On March 10, 2015, the Company and Actavis issued a joint press release announcing (1) the results of the Special Meeting and (2) the results of the extraordinary general meeting of shareholders of Actavis held on March 10, 2015. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

99.1	Joint Press Release, dated March 10, 2015.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLERGAN, INC.
Date: March 11, 2015

/s/ Matthew J. Maletta
Matthew J. Maletta Vice President, Associate General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description

99.1	Joint Press Release, dated March 10, 2015.